UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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LaCrosse Footwear Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LACROSSE FOOTWEAR, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 27, 2012

To:	The Shareholders of LaCrosse Footwear, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Friday, April 27, 2012, at 10:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, Oregon, 97230 for the following purposes:

1.	To elect two directors to hold office until the 2015 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To vote on a proposal to adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion;

3.	To ratify the appointment of McGladrey & Pullen, LLP as LaCrosse Footwear, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

4.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on February 24, 2012, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC.

/s/ David P. Carlson
David P. Carlson Secretary

Portland, Oregon

March 23, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 27, 2012.

Pursuant to rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, and 2011 Annual Report to Shareholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, and 2011 Annual Report to Shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=Proxy. In accordance with the SEC rules, the materials on the website are searchable, readable and printable and the website does not have “cookies” or other tracking devices which identify visitors. You are cordially invited to attend the meeting. The meeting is located at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, OR, 97230.

Directions to the corporate offices are available at http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=AnnualMeeting_Directions.

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

LACROSSE FOOTWEAR, INC.

17634 NE Airport Way

Portland, Oregon 97230

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 27, 2012

This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of LaCrosse Footwear, Inc. (“LaCrosse” or the “Company”) beginning on or about March 23, 2012, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Friday, April 27, 2012, at 10:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, Oregon, 97230 and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Submission of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted: (i) FOR the two persons nominated for election as directors referred to herein in the attached Notice of Annual Meeting of Shareholders; (ii) FOR the proposal to adopt an advisory resolution approving the compensation of the Company’s named executive officers; and (iii) FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Only holders of record of the Company’s common stock at the close of business on February 24, 2012, are entitled to vote at the Annual Meeting. On that date, there were 6,508,562 shares of common stock outstanding and entitled to vote. Holders of shares of common stock are entitled to cast one vote per share on all matters at the Annual Meeting.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares registered in the name of a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter and has not received voting instructions from the beneficial owner with respect to the particular matter) will be counted as shares present for the purpose of determining whether a quorum is present, but will not be counted as votes cast, and therefore will not have any effect on any proposal.

If a quorum is present:

•	Directors will be elected by a plurality of the votes cast at the Annual Meeting;

•

The advisory resolution to approve the compensation of the Company’s named executive officers will be adopted by the shareholders if votes cast in favor of such proposal exceed the votes cast against such proposal; and,

•

The proposal for ratification of the Company’s auditors and all other matters that properly come before the meeting will be approved if the votes cast in favor of any such proposal exceed the votes cast against such proposal.

The result of the advisory vote on executive compensation is not binding on the Company or the Board of Directors.

As of March 23, 2012, the Company’s Board of Directors (the “Board”) knows of no other business that will come before the meeting. If any other business shall properly come before the meeting, including any proposal submitted by a shareholder which was omitted from this Proxy Statement in accordance with the applicable provisions of the federal securities laws, your authorized proxies will vote thereon in accordance with their best judgment.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company’s By-Laws provide that the directors shall be divided into three classes, consisting of two directors per class, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2015 annual meeting of shareholders or until their successors are duly elected and qualified. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee is unable to serve or will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by an inspector of election appointed by the Board.

The following sets forth certain information, as of February 24, 2012, about the nominees for election to the Board at the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2012 Annual Meeting

John D. Whitcombe, 56, has served as a director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Whitcombe & Takeuchi, LLP (Torrance, California) since November 1994. From 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a director and the CEO of Oarsmen Foundation, a director of Providence Medical Institute, and a member of the Board of Councilors for the University of Southern California. Mr. Whitcombe is also a director and Treasurer for both GLS Building Corp. and Schuler Investment Corp.

The Board of Directors determined that Mr. Whitcombe has the requisite experience, qualifications and attributes to be a director of the Company. Mr. Whitcombe displays the highest personal and professional ethics, integrity and values. Additionally, his specific experience with business reorganization, and business and real estate transactional matters, uniquely qualifies him to offer advice and guidance to the Company’s management based on that expertise and experience.

William H. Williams, 63, has served as a director of the Company since January 2006. Until February 2010, Mr. Williams served as President and CEO of Harry & David Holdings, Inc., a leading multi-channel specialty retailer and producer of branded premium gift-quality fruit and gourmet food products and gifts. Mr. Williams served as President and CEO of Harry & David for 12 years before being promoted in 2000 to President and COO of Yamanouchi Consumer, Inc. (YCI), the holding company for Harry & David and Shaklee. He was named CEO of YCI in 2002, and in 2004 returned as President and CEO of Harry & David following the sale of Harry & David to Wasserstein & Co. Prior to joining Harry & David, he held several senior executive positions at Neiman Marcus. Mr. Williams has served on the Oregon Economic Development Commission, the Oregon International Trade Commission and the Oregon Board of Higher Education. He has also served on the boards of directors of several corporations and not-for-profit groups.

The Board determined that Mr. Williams has the requisite experience, qualifications and attributes to be a director of the Company. Mr. Williams is highly accomplished in strategic and financial leadership of mid-sized companies, with superior credentials and recognition and broad experience at the administrative and policy-making level in business, as demonstrated through his experience as a Chief Executive Officer. Based on his significant expertise and depth of experience in the consumer goods market, he is able to offer critical insights and guidance to the Company’s management. Throughout his career, Mr. Williams has demonstrated the ability to exercise sound business judgment and enhance long-term shareholder value.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is presenting the following proposal, which in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide shareholders with the opportunity to vote, on a nonbinding, advisory basis, on a proposal to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. In accordance with its previously disclosed policy of adopting any recommendation of the shareholders regarding the frequency of advisory votes on executive compensation which receives the votes of a majority of the Company’s shareholders voting on the proposal, the Board has determined to hold a shareholder advisory vote on executive compensation with an annual frequency.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company seeks to closely align the interests of its named executive officers with the interests of shareholders. Compensation programs are designed to reward the Company’s named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding compensation programs which may encourage unnecessary or excessive risk-taking.

While the Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on the Company and is advisory in nature. Votes will be tabulated by an inspector of election appointed by the Board.

The Board recommends and requests that the shareholders vote to adopt the following advisory resolution of the shareholders:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION. PROXIES WILL BE VOTED FOR APPROVAL OF THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

McGladrey & Pullen, LLP audited the Company’s financial statements for the fiscal year ended December 31, 2011 and has been appointed to audit the Company’s financial statements for the year ending December 31, 2012. While not required, the Board is submitting this appointment for ratification by the shareholders. Representatives of McGladrey & Pullen, LLP are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Independent Registered Public Accounting Firm’s Fees

In connection with the fiscal years ended December 31, 2011 and 2010, McGladrey & Pullen, LLP provided various audit and audit-related services to the Company and billed the Company for these services as follows:

(a)	Audit Fees. Fees for audit services totaled $347,231 and $348,233 in 2011 and 2010, respectively, including fees for the annual audits and the reviews of the Company’s quarterly reports on Form 10-Q and fees related to the audits of internal controls related to section 404(b).

(b)	Audit-Related Fees. The Company did not incur fees for audit-related services in 2011, but it did incur $5,500 of fees for audit related services in 2010.

(c)	Non-audit services. There were no other services provided by McGladrey & Pullen, LLP not included above, in either 2011 or 2010.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. All of the services provided by the independent registered public accounting firm during 2011 and 2010, including services related to the Audit-Related Fees, have been approved by the Audit Committee under its pre-approval process. The Audit Committee has considered whether the provision of services related to the Audit-Related Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.

Votes will be tabulated by an inspector of election appointed by the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE PROPOSED RATIFICATION. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE PROPOSED RATIFICATION.

CORPORATE GOVERNANCE

The following sets forth certain information, as of February 24, 2012, about each director of the Company whose term will continue after the Annual Meeting.

Directors Continuing in Office

Terms expiring at the 2013 Annual Meeting

Joseph P. Schneider, 52, has served as a director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as the Company’s Executive Vice President-Danner since May 1999; as President and Chief Executive Officer of Danner, Inc. (“Danner”), a subsidiary of the Company, since October 1998; as Vice President of the Company since June 1996; as President and Chief Operating Officer of Danner since December 1997; as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President–Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.

The Board determined that Mr. Schneider has the requisite experience, qualifications and attributes to be the Chief Executive Officer and a director of the Company. Throughout his career, Mr. Schneider has demonstrated the ability to exercise sound business judgment and enhance long-term shareholder value. Based on his significant depth of experience in the footwear industry, he is able to offer advice and guidance to senior management based on that expertise and experience. Additionally, as the President and Chief Executive Officer, he has displayed the highest personal and professional ethics, integrity and values in setting the vision and strategic direction for the Company.

Charles W. Smith, 64, has served as a director of the Company since May 2004. Mr. Smith served as President and CEO of Recreational Equipment, Inc. (“REI”), a national retailer of outdoor gear and clothing, for 17 years before retiring in February 2000. During his 35-year tenure with REI, Mr. Smith served in a variety of sales, operations and management positions including Senior Vice President Operations, Vice President Retail, and distribution manager. He was elected to the National Sporting Goods Association’s Sporting Goods Industry Hall of Fame in 2001, and was co-founder and first President of the Outdoor Industry Conservation Alliance.

The Board determined that Mr. Smith has the requisite experience, qualifications and attributes to be a director of the Company. Mr. Smith is highly accomplished in strategic and financial leadership of mid-sized companies, with superior credentials and recognition and broad experience at the administrative and policy-making level in business, as demonstrated through his experience as a Chief Executive Officer. Based on his significant expertise and depth of experience in the footwear and apparel industry, he is able to offer valuable advice and guidance to the Company’s management. Throughout his career, Mr. Smith has demonstrated the ability to exercise sound business judgment and enhance long-term shareholder value.

Terms expiring at the 2014 Annual Meeting

Richard A. Rosenthal, 79, has served as Chairman of the Board of the Company since March 2005 and as a director of the Company since June 1990. Prior to his appointment as Chairman, Mr. Rosenthal served as Vice Chairman of the Board beginning in May 2000. Mr. Rosenthal was the Chief Executive Officer of Saint Joseph Bank Corporation from 1962 until 1986. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Advanced Drainage Systems, Inc.

The Board determined that Mr. Rosenthal has the requisite experience, qualifications and attributes to be a director of the Company. Mr. Rosenthal is highly accomplished in financial and operations management, with superior credentials and recognition and broad experience at the administrative and policy-making level in business, as demonstrated through his experience as a Chief Executive Officer and Director of Athletics. Based on his significant depth of experience, he is able to offer advice and guidance to the Company’s management in a wide variety of business contexts.

Stephen F. Loughlin, 61, has served as a director of the Company since November 2002. Mr. Loughlin was the Vice President of Finance for FEI Company, a manufacturer of production and analytical equipment for the semiconductor and data storage industries, from 2004 to 2010. Mr. Loughlin retired in July 2010. Mr. Loughlin served as the acting Chief Financial Officer of FEI Company from 2001 to 2004. From 1999 until 2001, he served as the Chief Financial Officer of RadiSys Corporation, a provider of advanced embedded solutions for the commercial, enterprise, and service provider systems markets.

The Board determined that Mr. Loughlin has the requisite experience and expertise to be a director of the Company and has been specifically designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. Given his experience in the roles of Vice President of Finance and Chief Financial Officer, he understands financial statements and generally accepted accounting principles, is able to assess their application in connection with accounting for estimates, accruals and reserves, has experience preparing, auditing, analyzing and evaluating financial statements that are comparable in scope and complexity to those of the Company. Mr. Loughlin is also familiar with internal controls and financial reporting procedures, and understands audit committee functions.

Independent Directors

Of the six directors currently serving on the Board of Directors, the Board has determined that Messrs. Loughlin, Rosenthal, Smith, Williams and Whitcombe are “independent directors” as defined in the listing standards of the NASDAQ Global Market. The Board has also determined that Messrs. Rosenthal, Loughlin, Smith, Williams and Whitcombe meet the additional independence standards applicable for audit committee members.

Committees

The Board has standing Audit, Compensation, and Nominating and Governance Committees. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation, and Nominating and Governance Committees. The Company makes available on its corporate website at www.lacrossefootwearinc.com, current copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

Audit Committee. The Audit Committee presently consists of Messrs. Loughlin (Chairman), Rosenthal, Smith, Whitcombe and Williams. The Board has determined that Mr. Loughlin qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and that each member of the Audit Committee is and meets all other applicable qualification requirements applicable to the audit committee members under the applicable Securities and Exchange Commission rules and is “independent” as defined in the listing standards of the NASDAQ Global Market. The principal functions performed by the Audit Committee are to assist the Board in monitoring the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent registered public accounting firm and to approve the compensation paid to the independent registered public accounting firm. The Audit Committee held six meetings in 2011.

Compensation Committee. The Compensation Committee presently consists of Messrs. Smith (Chairman), Loughlin, Whitcombe and Williams. The principal function of the Compensation Committee is to review and recommend to the Board the compensation structure for the Company’s executive officers and other managerial personnel, including salary rates and structure of incentive compensation and benefit plans, fringe benefits, and other forms of compensation. The Compensation Committee also administers the Company’s 2001 Non-Employee Director Stock Option Plan and the 2007 Long-Term Incentive Plan. The Compensation Committee held nine meetings in 2011.

Nominating and Governance Committee. The Nominating and Governance Committee presently consists of Messrs. Whitcombe (Chairman), Rosenthal, Loughlin, Smith and Williams. The principal functions performed by the Nominating and Governance Committee are to: identify individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company, identifying directors qualified to serve on the committees established by the Board and recommend to the Board members for each committee to be filled by the Board, and develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee held four meetings in 2011.

Nominations of Directors

The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds and possess expertise in areas that are of importance to the Company. The Nominating and Governance Committee evaluates each nominee on a case-by-case basis regardless of the source of a prospective nominee’s recommendation. In assessing the qualifications of each candidate to determine if his or her election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity, but rather considers diversity to be one of the many factors to evaluate in assessing a nominee. However, the Board believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•

be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes at least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission.

Communications with the Board of Directors

Shareholders may communicate with the Board by writing to the Company’s Secretary at LaCrosse Footwear, Inc., c/o the Board of Directors (or, at the shareholder’s option, c/o a specific director), 17634 NE Airport Way, Portland, Oregon 97230. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board or c/o a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

Role in Risk Oversight

The Board provides important oversight to the Company with regards to risk management, and is aware of and helps to establish and evaluate directives and protocols used by the Company to mitigate risk. The role of risk oversight has been specifically identified as being within the scope of the Audit Committee and is incorporated into their committee charter. However, the full Board takes an active role in providing guidance to executive management. The Board discusses with senior management the state of the Company’s risk management process and provides oversight as needed. While it is not the role of the Board to directly manage and specifically address each of the risks the Company faces, the Board ensures it is apprised of the most significant risks, along with actions management is taking and how it is ensuring effective risk management. The Board seeks input from the Company’s external auditors and legal counsel in determining appropriate recommendations and guidance to provide to management.

Meeting and Attendance

The Board held eleven meetings in 2011. No director attended fewer than seventy-five percent (75%) of the meetings.

Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors serving on the Board at the time of the Company’s 2011 annual meeting of shareholders attended that meeting.

Director Compensation

Directors who are executive officers of the Company receive no compensation for service as members of either the Board or any committees thereof. Each director who is not an executive officer of the Company receives an annual retainer of $30,000. Additionally, directors receive an annual fee of $8,000 for each committee on which the director serves. Additionally, annual fees of $60,000, $10,000, $7,000 and $5,000 are paid in consideration of services as Chair of the Board, Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively.

Each director also receives an annual allowance of $1,000 to purchase Company merchandise.

Family Relationships

No family relationships exist between any of our directors or executive officers of our Company, except that Mr. Cohen, executive officer, and Mr. Schneider, President, Chief Executive Officer and director, are brothers-in-law.

The following is a table of total compensation earned by each director who was not an executive officer of the Company during 2011.

(all values expressed in dollars)

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Richard A. Rosenthal	$106,000	$27,900	$133,900
Stephen F. Loughlin	64,000	27,900	91,900
Charles W. Smith	61,000	27,900	88,900
John D. Whitcombe	55,000	27,900	82,900
William H. Williams	54,000	27,900	81,900

(1)	The Option Awards in the table above are reported on the basis of the aggregate grant date fair value for such awards granted during 2011. The fair value of options granted was determined using the Black Scholes method, which requires several significant judgmental assumptions. Please refer to footnote 7, “Stock Options” to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for information regarding the assumptions used to determine the fair value of options granted.

On January 3, 2011 each director was granted an option to purchase 5,000 shares of the Company’s common stock at an exercise price of $16.73 per share. Such options had a fair value of $5.58 on January 3, 2011. At December 31, 2011, non-executive members of the Board held outstanding options for the following aggregate number of shares: Stephen F. Loughlin, 36,800 shares; Richard A. Rosenthal, 35,000 shares; Charles W. Smith, 35,000 shares; John D. Whitcombe, 35,000 shares; William H. Williams, 30,000 shares.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed of five directors, each of whom is independent as defined in Rule 4200(a) (15) of the listing standards of the NASDAQ Global Market. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Company’s management is responsible for the Company’s internal controls over financial reporting and the financial reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees), as amended by SAS 89 and SAS 90.

The Company’s independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audits and quarterly reviews, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

Based on the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.

LACROSSE FOOTWEAR, INC.

AUDIT COMMITTEE:

Stephen F. Loughlin, Chairman

Richard A. Rosenthal

Charles W. Smith

William H. Williams

John D. Whitcombe

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 24, 2012, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the common stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Common Stock Beneficially Owned
Virginia F. Schneider	1,132,761	(2)	17.4%
George W. & Virginia F. Schneider Non-Exempt Marital Trust	1,019,562	(3)	15.7%
Royce & Associates, LLC	793,302	(4)	12.2%
Joseph P. Schneider	538,774		8.3%
David P. Carlson	176,813	(6)	2.7%
Charles W. Smith	69,614		1.1%
John D. Whitcombe	64,477		*
Richard A. Rosenthal	64,250	(5)	*
Stephen F. Loughlin	34,500		*
Craig P. Cohen	23,375		*
William H. Williams	22,500		*
C. Kirk Layton	16,500		*
Ross M. Vonhoff	4,000	(7)	*
All directors, nominees and executive officers as a group, excluding Ross Vonhoff as his employment with the company ended January 30, 2012.	1,015,178		15.6%

(1)	Includes the following shares subject to stock options which are exercisable within 60 days of February 24, 2012: Joseph P. Schneider, 188,814 shares; David P. Carlson, 123,000 shares; Stephen F. Loughlin, 29,300 shares; Richard A. Rosenthal, 27,500 shares; Charles W. Smith, 27,500 shares; John D. Whitcombe, 27,500 shares; Craig P. Cohen, 23,375 shares; William H. Williams, 22,500 shares; C. Kirk Layton, 15,500 shares; Ross M. Vonhoff, 4,000 shares; and all directors, nominees and named executive officers as a group, 488,989 shares.
(2)	Consists of 308,185 shares of common stock owned by a survivor trust (the “Survivor Trust”) created by the George W. and Virginia F. Schneider Trust (the “Family Trust”) pursuant to the terms of its Declaration of Trust, as amended, 702,831 shares of common stock owned by the George W. & Virginia F. Schneider Non-Exempt Marital Trust (the “Non-Exempt Trust”), and 8,546 shares of common stock owned by the George W. & Virginia F. Schneider Exempt Marital Trust. The shares of common stock beneficially owned by the Survivor Trust and the Non-Exempt Trust were received by such trusts following a distribution of the assets of the Family Trust, pursuant to the terms of its Declaration of Trust, as amended. Virginia F. Schneider is the sole trustee of each trust.
(3)	Consists of 113,199 shares of common stock owned by the George W. & Virginia F. Schneider Charitable Foundation, of which Virginia F. Schneider is a trustee. Pursuant to Rule 13d-4, Virginia F. Schneider hereby disclaims beneficial ownership of all shares owned by the George W. & Virginia F. Schneider Charitable Foundation.

(4)	The information is based on Schedule 13G/A, dated February 13, 2012, filed with the Securities and Exchange Commission by Royce & Associates, LLC. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York, 10019.
(5)	Includes 3,000 shares held in trust.
(6)	Includes 53,813 shares held in trust.
(7)	In calculating the security ownership of Mr. Vonhoff, the Company is relying on this most recent Form 4 filed with the Securities and Exchange Commission on January 12, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we will provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” we have included a series of tables containing specific information about the compensation earned or paid in 2011 to the individuals named in the Summary Compensation Table, whom we refer to as our “named executive officers”.

The discussion below is intended to enhance the understanding of the detailed information provided in those tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives

We have a Compensation Committee composed of the independent members of our Board of Directors. The Compensation Committee is charged with responsibility to oversee the Company’s compensation policies and programs, including developing compensation programs, providing oversight of the implementation of the policies and benefit plans, and specifically addressing the compensation of the Company’s executive officers. The Compensation Committee views compensation as a key factor in our ability to execute our corporate strategy.

Our corporate strategy is to: (i) build and capitalize on the strength of our established footwear brands, (ii) develop innovative products and relevant technologies that will differentiate our footwear products from our competitors; (iii) offer superior customer service; and (iv) expand and enhance our network of sales channels and customer base. In order to achieve these strategic goals, we must recruit, motivate and retain the best talent possible and those employees must work as a cohesive team with common goals.

Our compensation philosophy is based on a foundation of pay-for-performance. Our compensation programs, when taken in total, are intended to:

•	Attract highly talented employees;

•	Motivate employees to high levels of individual and company performance;

•	Retain key human resources; and

•	Link employee compensation to the creation of shareholder value.

We have built a compensation program that we believe incorporates pay-for-performance elements at the individual and corporate level and which ties compensation incentives to the Company’s profitable growth objectives. Because we expect profitable growth to enhance shareholder value, we believe our compensation program ties our employees’ and executives’ incentives to the best interests of our shareholders.

Our compensation program has three distinct components that apply to each of our executive and non-union employees. These three components are:

•	Base pay;

•	Annual incentive compensation; and

•	Equity compensation in the form of non-qualified stock options.

Elements of our Compensation Program

Base Pay. We view base pay as compensation for the core competencies each employee brings to the Company. We use market data to establish competitive base pay for each of our employees. The source of market data includes Salary.com CompAnalyst. This survey allows us to benchmark against national, regional and local data for non-durable goods manufacturing companies with revenues between $50M-$200M. We also review proxy statements for competitive pay data of local (Portland, Oregon) companies of similar size to our Company. We believe we compete for talent nationally within the non-durable goods category generally, and more specifically within the footwear industry and with local companies. These data sets enable us to compare peer salary data that is targeted by industry and geography. We continually monitor relevant industry data to ensure our competitive position. We strive to set our total compensation package at approximately 100% of the relevant market average; however, each compensation decision is made based on, and can be significantly impacted by, the experience and performance of the individual employee.

Every employee is reviewed annually for performance and, if appropriate, receives a merit pay increase consistent with an individual performance rating based on pre-established criteria and relevant market data. A merit pay matrix is created wherein each employee is rated on an approved scale based on individual performance and position in pay range as a guide to set annual merit pay increases. In addition to upward adjustments of base pay based upon individual performance reviews, we may make adjustments to an individual’s base pay if it is determined that such individual’s base pay is below target market rates.

Base pay increases for all employees, including our named executive officers, are typically effective on or about March 1st of each year. For 2011, our named executive officers received base pay increases including merit and market adjustments ranging from 3.3% to 11.1% over their 2010 base pay. The Compensation Committee does not anticipate increasing the base pay levels for named executive officers relative to their 2011 base pay.

Annual Incentive Compensation. We view our annual incentive compensation program as a means by which to link our employees’ cash compensation with a group of performance targets, the achievement of which we expect will enhance the Company’s shareholder value.

All executive officers, as well as all non-union employees, are eligible to receive incentive compensation equal to a predetermined percentage of their base pay, which we refer to as “target incentive compensation.” The amount of target incentive compensation is based on the individual’s past and potential impact on the Company’s results, as well as market competitive data for similar positions. During 2011, target incentive compensation for our named executive officers was set as a percentage of each such officer’s base pay as follows: (i) Mr. Schneider, 100%; (ii) Mr. Carlson, 70%; (iii) Mr. Vonhoff, 50%; (iv) Mr. Layton, 35% and (v) Mr. Cohen 40%. The individual’s base pay, plus his target incentive compensation is the total target cash compensation for the year.

The percentage of target incentive compensation our employees ultimately receive is determined by the Company’s performance relative to annual performance targets set by the Compensation Committee at the beginning of each year. In 2011, as in prior years, the Compensation Committee set annual performance targets for net sales and operating profit. The Company’s targets are set based on several factors, including benchmarks for sales growth and profits and the Company’s past and anticipated future performance.

We believe the annual incentive compensation program drives performance by targeting incentives focused on the financial measures that we consider to be the primary driver of long-term shareholder valuation, which is profitable sales growth. The selected financial metrics for 2012 are sales growth (50%) and pre-tax profit (50%).

The level of incentive compensation paid is determined using a weighted average of the Company’s performance against these targets. Incentive compensation will pay out at 100% of target if the Company achieves 100% of the target for the two measured factors. Performance below the targets will yield incentive compensation below target. Performance above the targets will yield incentive compensation payment above target. All 2012 contract military sales not in backlog as of December 31, 2011 will be excluded from the sales and pre-tax profit calculations for incentive compensation purposes. For eligible 2012 contract military sales, 15% of the gross margin dollars from such sales will be included in a separate incentive compensation payout pool and paid to individuals on a pro-rata basis based on incentive compensation payouts from the primary plan, subject to the limitation that we do not pay any incentive compensation if our pre-tax profit falls below 75% of the target under either the incentive compensation plan or the contract military component. The ultimate payout of incentive compensation is based entirely upon the above metrics; however, the Board retains discretion to increase or decrease an award. Participants must be actively employed and in good standing in terms of performance as of the date of payout to be eligible for the incentive compensation payment.

No payments were made under the incentive compensation plan for 2011 because the actual results for the year were below the minimum threshold for both net sales and operating profit. Our historical weighted average achievements are as follows:

Year	Weighted Average Achievement %
2010	114%
2009	96%
2008	89%
2007	100%
2006	111%

Equity Compensation – Stock Options. We believe that to effectively build long-term value in the Company, the interests of all our employees must be aligned with the interests of our shareholders. To this end, all of our non-union employees are eligible for annual non-qualified stock option awards. Typically, substantially all eligible employees receive annual stock option awards.

We grant stock option awards on the first business day of each year. We have historically used this date as the grant date and plan to continue to do so. On January 3, 2011, non-qualified stock options to purchase an aggregate of 146,650 shares were granted to 180 employees at an exercise price per share of $16.73. On January 3, 2012, non-qualified stock options to purchase an aggregate of 145,550 shares were granted to 160 employees at an exercise price per share of $12.80. In addition to annual grants of stock options, employees may receive additional options in connection with significant promotions. Certain new hires may also receive stock option grants on their hire date. Information regarding the number of options granted to our named executive officers in 2011 is contained in the table labeled “Grants of Plan Based Awards” under the heading “Executive Compensation.”

The number of stock options reserved for grant during a particular year is determined by the Compensation Committee. In making such determination, the Compensation Committee seeks to accomplish the stated goal of aligning our employees’ incentives with the interests of our shareholders, while also seeking to ensure that no significant dilution of our outstanding common stock occurs. The Compensation Committee has historically reserved for annual grants of options a number of shares equal to approximately 2% of our issued and outstanding common stock. Individual stock option grants are recommended to the Compensation Committee by management and are based on such individual’s potential and historical impact on our financial results. Such impact is measured primarily through salary grades and subjective indicators of job scope and past performance. Individuals in higher pay grades with top performance will receive larger grants than employees in lower pay grades with lower performance.

Our Chief Executive Officer receives the largest grant (typically 15-20% of available budgeted options) and the grant sizes decrease down through the organization. We also assess the value of stock options granted to executives relative to market data. Typically our stock option grants to individual executives are modest in comparison to our competitors and the market due to our policy of granting options to non-union employees at all levels of the Company. As the employee population grows, we expect that the average size of individual grants will decrease.

The 2007 Long-Term Incentive Plan contains a change of control provision pursuant to which all stock options granted pursuant to the 2007 Long-Term Incentive Plan would become immediately exercisable, without regard to contingent vesting provision, upon a change of control event as defined in the plan.

Perquisites and Other Benefits. The Committee has determined that at this time we do not need to offer our executives and employees deferred compensation plans or executive perquisites beyond minimal perquisites. Currently, we do not have any stock or equity arrangements other than non-qualified stock options, and we have not offered our employees supplemental retirement plans. Executive officers receive standard benefits consistent with other employees for health, dental and life insurance, and employer matching contributions to employee retirement savings plans.

Role of Executive Officers and Others in Determining Compensation

Our senior management team, specifically the Chief Executive Officer, Chief Financial Officer, Vice President of Finance and Vice President of Administration, evaluate competitive market data and recommend compensation plans to the Compensation Committee that are consistent with our stated compensation philosophy. The Compensation Committee has delegated to these members of senior management responsibility for granting new hire stock options to non-executives, within the limits set by the Compensation Committee.

The Compensation Committee may engage third party compensation consultants, however no such consultants were engaged during 2011.

Risk Management Assessment

In setting the Company’s compensation policies and practices, including the compensation of the named executive officers, the Compensation Committee considers the risks to the Company’s shareholders and the achievement of the Company’s goals that may be inherent in such policies and practices. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” the Compensation Committee believes the compensation policies and practices that the Company has adopted are appropriately structured and are not reasonably likely to materially adversely affect the Company. In particular:

•

The Company believes that incentive programs tied to the achievement of the Company’s strategic objectives, financial performance goals and specific individual goals appropriately focus executives, including the named executive officers, and other employees on increasing shareholder value.

•

A portion of variable compensation is delivered in equity (stock options) with multi-year vesting. The Company believes that equity compensation helps reduce compensation risk by balancing financial and strategic goals against other factors management may consider to ensure long-term shareholder value is being sought.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost with the benefit and value to the executive.

With regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, it is the Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

Our 1993, 1997 and 2001 stock incentive plans limited the granting of equity-based incentives to the form of stock options only. Stock options have historically received favorable accounting and tax treatment. However, beginning in 2006, the accounting treatment for stock options changed as a result of FASB Accounting Standards Codification Topic 718 “Compensation – Stock Compensation, making the accounting treatment of stock options less attractive. As a result of this change, the 2007 Long-Term Incentive Plan, which was adopted by the Board of Directors on March 12, 2007 and approved by our shareholders at our 2007 Annual Meeting of Shareholders, permits alternative forms of equity-based incentives.

EXECUTIVE COMPENSATION

Executive Officers of the Registrant

As of February 24, 2012, the executive officers of the Company were:

Name	Age	Position
Joseph P. Schneider	52	President, Chief Executive Officer, and Director
David P. Carlson	56	Executive Vice President, Chief Financial Officer, and Secretary
Nina Palludan	46	Senior Vice President of Operations
C. Kirk Layton	56	Vice President of Finance and Assistant Secretary
Craig P. Cohen	45	Vice President of North American Wholesale Sales
Greg S. Inman	47	Vice President of Administration

For information on Joseph P. Schneider’s business background, see “Board of Directors” above.

David P. Carlson was named Executive Vice President in August 2001 and Chief Financial Officer of the Company in April 2002. Mr. Carlson also served as President and Chief Operating Officer of Danner from August 2000 to August 2001. Prior thereto, he served as Vice President-Finance and Chief Financial Officer of Danner from March 1998, when he joined Danner, until August 2000.

Nina Palludan was named Sr. Vice President of Operations in February 2012 and joined LaCrosse in September of 2011 as Vice President of Information Technology. Prior to joining LaCrosse, Ms. Palludan served as Chief Information Officer and Vice President of Operations at InFocus Corp. from 2008 to 2011 and Vice President of Information Technology at PACCESS, LLC from 1999 to 2008.

C. Kirk Layton, Vice President of Finance, joined the Company in August 2006. Prior to joining LaCrosse, Mr. Layton held various controller and financial director positions with Nike, Inc. from 2000 to 2006, and with Sequent Computer Systems, Inc. from 1990 to 2000. Prior to joining Sequent, Mr. Layton spent ten years in senior management roles with two national accounting firms.

Craig P. Cohen, Vice President of North American Wholesale Sales, has held this position since December 2010. Previously, Mr. Cohen held the position of Vice President of Global Demand and Supply since September 2006, except for a one year assignment as Managing Director of LaCrosse Europe based in Copenhagen, Denmark. Prior thereto, Mr. Cohen served as the Director of Global Demand and Supply since December 2003 and held other senior management positions since joining the Company in January 1997.

Greg S. Inman was named Vice President of Administration in November 2011. Previously, Mr. Inman served as Director of Credit from March 2009 through October 2011, as Director of Specialty Sales from July 2008 through March 2009, and as Director of Finance from August 2001 through June 2008. Prior to joining LaCrosse, Mr. Inman held various finance positions with Gardenburger, Inc. from 1995 to 2001.

Each of the executive officers were elected to serve until the first meeting of the Board held after the annual meeting of the shareholders and until their respective successors are elected.

Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by or paid to our (i) Principal Executive Officer (“PEO”), (ii) our Principal Financial Officer (“PFO”), and (iii) our three most highly compensated executive officers other than our PEO and PFO, who served as executive officers at the end of the last completed fiscal year and whose total compensation exceeded $100,000 (herein referred to as the “named executive officers”) for the fiscal years ended December 31, 2011, 2010 and 2009.

(all values expressed in dollars)

Name (1)		Salary	Non Equity Incentive Plan Compensation	Option Awards (2)	All Other Compensation	Total
Joseph P. Schneider	2011	$467,404	$—	$133,928	$26,643	$627,975
President, Chief Executive	2010	452,692	517,275	83,371	23,098	1,076,436
Officer and Director	2009	441,692	409,686	69,357	23,222	943,957
David P. Carlson	2011	$332,404	$—	$94,866	$21,283	$448,553
Executive Vice President,	2010	318,154	254,562	61,757	19,513	653,986
Chief Financial Officer,	2009	309,185	200,746	51,376	19,074	580,381
and Secretary
Ross M. Vonhoff (3)	2011	$200,000	$—	$33,482	$13,839	$247,321
Senior Vice President	2010	180,385	104,025	20,586	13,510	318,506
of Operations	2009	167,192	75,933	—	9,611	252,736
C. Kirk Layton	2011	$188,615	$—	$16,741	$21,433	$226,789
Vice President of Finance	2010	180,923	72,385	10,293	14,491	278,092
and Assistant Secretary	2009	175,673	57,030	10,275	13,550	256,528
Craig P. Cohen	2011	$180,000	$—	$22,321	$13,383	$215,704
Vice President of North	2010	162,750	76,684	10,278	14,399	264,111
American Wholesale Sales	2009	155,000	29,362	8,563	123,845	316,770

(1)	The address for each person listed in the table above is c/o LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, Oregon 97230.
(2)	The Option Awards in the table above are reported on the basis of the aggregate grant date fair value for such awards granted during 2011, 2010 and 2009. The fair value of options granted was determined using the Black Scholes method, which requires several significant judgmental assumptions. Refer to footnote 7, “Stock Options” to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for information regarding the assumptions used to determine the fair value of options granted.
(3)	Ross M. Vonhoff was a named executive officer for the year ended December 31, 2011. Mr. Vonhoff’s employment with the Company ended on January 30, 2012.

All Other Compensation

The following table shows the components of All Other Compensation for our named executive officers in the table above for the year ended December 31, 2011:

Name		Contributions to Retirement Savings Plan (1)	Changes in Pension Plan Accumulated Benefit	Life and Disability Insurance Premiums	Other (2)	Total
Joseph P. Schneider	2011	$12,250	$2,425	$8,066	$3,902	$26,643
	2010	12,250	2,233	6,836	1,779	23,098
	2009	12,250	2,055	6,148	2,769	23,222
David P. Carlson	2011	$12,250	$—	$6,529	$2,504	$21,283
	2010	12,250	—	5,107	2,156	19,513
	2009	12,250	—	5,110	1,714	19,074
Ross M. Vonhoff	2011	$12,250	$—	$1,306	$283	$13,839
	2010	12,250	—	1,260	—	13,510
	2009	8,492	—	1,119	—	9,611
C. Kirk Layton	2011	$12,250	$—	$2,491	$6,692	$21,433
	2010	11,903	—	2,306	282	14,491
	2009	11,416	—	1,857	277	13,550
Craig P. Cohen (3)	2011	$12,250	$—	$1,133	$—	$13,383
	2010	9,578	—	1,059	3,762	14,399
	2009	10,012	—	920	112,913	123,845

(1)	The Company has an employee retirement savings matching plan, which is classified as a defined contribution plan under Section 401(k) of the Internal Revenue Code. This plan allows employees to defer a portion of their annual compensation through pre-tax contributions. The Company matches 100% of the first 3% and 50% of the next 2% of the employee’s contributions, up to a maximum of 4% of the employee’s compensation. Also included for each named executive is a discretionary profit sharing contribution under the Company’s 401(k) Plan. The Company match and the discretionary profit sharing contribution are calculated using a maximum of $245,000 of earnings for each of the years presented.
(2)	This column represents reimbursement for tax preparation fees, other miscellaneous personal service costs and expatriate-related adjustments and allowances.
(3)	During 2009, Mr. Cohen held the position of Managing Director of LaCrosse Europe ApS as an expatriate in Denmark. The other compensation related to that assignment includes income taxes and other expatriate allowances paid on behalf of Mr. Cohen.

Grants of Plan Based Awards

The following table sets forth each award under non-equity incentive plans earned by the named executive officers and options granted during the year ended December 31, 2011:

Name	Non-Equity Incentive Plan Compensation (1) ($)	Grant Date	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Total Fair Value of Options Awarded ($)	Exercise Price of Option Awards ($)
Joseph P. Schneider	—	1/3/2011	24,000	133,928	16.73
David P. Carlson	—	1/3/2011	17,000	94,866	16.73
Ross M. Vonhoff	—	1/3/2011	6,000	33,482	16.73
C. Kirk Layton	—	1/3/2011	3,000	16,741	16.73
Craig P. Cohen	—	1/3/2011	4,000	22,321	16.73

(1)	In 2011, the incentive compensation plan paid 0% as the actual results for the year were below the minimum threshold for both net sales and operating profit.
(2)	The options granted in 2011 were valued using the Black-Scholes method and the fair value of the options granted less our estimate of future forfeitures will be amortized over the four-year vesting period. The amortization of these awards in 2011 is included as a component of the Option Awards column in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

The following table lists all equity awards to the named executive officers outstanding as of December 31, 2011:

	Option Awards
	Number of Securities Underlying Unexercised Securities		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable #	Unexercisable #
Joseph P. Schneider	30,000	—	2.58	January 2, 2013
	40,000	—	7.70	January 2, 2014
	20,000	—	10.83	January 3, 2015
	27,000	—	10.60	January 2, 2013
	20,250	—	13.27	January 2, 2014
	15,188	5,062	17.61	January 2, 2015
	10,126	10,124	12.00	January 2, 2016
	5,063	15,187	13.02	January 4, 2017
	—	24,000	16.73	January 3, 2018

Total	167,627	54,373

David P. Carlson	30,000	—	7.70	January 2, 2014
	20,000	—	10.83	January 3, 2015
	20,000	—	10.60	January 2, 2013
	15,000	—	13.27	January 2, 2014
	11,250	3,750	17.61	January 2, 2015
	7,500	7,500	12.00	January 2, 2016
	3,750	11,250	13.02	January 4, 2017
	—	17,000	16.73	January 3, 2018

Total	107,500	39,500

Ross M. Vonhoff	3,750	1,250	10.90	December 1, 2015
	1,250	3,750	13.02	January 4, 2017
	—	6,000	16.73	January 3, 2018

Total	5,000	11,000

C. Kirk Layton	5,000	—	12.02	August 21, 2013
	2,750	—	13.27	January 2, 2014
	2,625	875	17.61	January 2, 2015
	1,500	1,500	12.00	January 2, 2016
	625	1,875	13.02	January 4, 2017
		3,000	16.73	January 3, 2018

Total	12,500	7,250

Craig P. Cohen	2,000	—	10.60	January 2, 2013
	2,500	—	12.92	January 2, 2013
	2,000	—	7.70	January 2, 2014
	3,000	—	13.27	January 2, 2014
	2,500	—	10.83	January 2, 2015
	2,000	—	12.15	January 2, 2015
	2,250	750	17.61	January 2, 2015
	2,250	750	15.00	January 2, 2015
	1,250	1,250	12.00	January 2, 2016
	625	1,875	13.02	January 4, 2017
	—	4,000	16.73	January 3, 2018

Total	20,375	8,625

The Company has outstanding stock options under certain employee stock option plans. Outstanding employee stock options are subject to the provisions of the 1993 Employee Stock Incentive Plan, 1997 Employee Stock Incentive Plan, 2001 Stock Incentive Plan, and 2007 Long Term Incentive Plan. Prior to 2006, employee stock options vested over a period of five years and had a maximum term of ten years. Beginning in 2006, the employee stock option issuances vest over four years and have a maximum term of seven years.

Option Exercises

None of the named executive officers exercised stock options during 2011.

Pension Benefits

The Company has a defined benefit pension plan covering eligible past employees and less than 1% of its current employees. Eligible participants are entitled to monthly pension benefits beginning at normal retirement age of sixty-five (65). The monthly benefit payable at normal retirement date under the plan is equal to a specified dollar amount or percentage of average monthly compensation, as defined in the plan, multiplied by years of benefit service (maximum of 38 years). The Company’s funding policy is to make not less than the minimum contribution required by applicable regulations, plus such amounts as the Company may determine to be appropriate from time to time.

The following table shows the years of credited service and present value of accumulated benefits for the named executive officer who is a participant in the Salaried Plan:

Name	Plan Name	Years of Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Joseph P. Schneider	Salaried Plan	10.6	$31,678	$—

(1)	The Company froze the Salaried Plan, effective August 30, 2002, such that participants will not accrue any additional benefits regardless of any increases in their compensation or completion of additional years of credited service after such date. Participants are fully vested in their accrued benefits under the Salaried Plan as of August 30, 2002, which are based upon their then average monthly compensation and years of credited service.
(2)	Please refer to footnote 8, “Compensation and Benefit Agreements” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for the assumptions used in determining the present value of accumulated benefit included in the table above.

Severance and Change of Control Agreements

The Company does not have any severance or change in control agreements with any of its executive officers. See “Anti-Dilution and Corporate Events” section in the Summary of the Company’s 2007 Long-Term Incentive Plan for events triggering immediate rights to exercise all stock options granted under this plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The Compensation Committee prepared the following report:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and Proxy Statement.

LACROSSE FOOTWEAR, INC.

COMPENSATION COMMITTEE

Charles W. Smith, Chairman

Stephen F. Loughlin

John D. Whitcombe

William H. Williams

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are considered to be independent under applicable Securities Exchange Commission and NASDAQ Global Market rules. None of the members of our Compensation Committee are now or were previously an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Equity Compensation Plan Information

As of December 31, 2011, there were no equity compensation plans that had not been approved by the Company’s shareholders. Under the current equity compensation plans, 887,699 shares of the Company’s common stock may be issued upon exercise of all outstanding options, which have a weighted average exercise price of $12.80 per share. The Company also has approximately 454,000 shares remaining available for future issuance under equity compensation plans (excluding shares listed above).

Role of Compensation Consultants

No compensation consultants were engaged by the Company during 2011.

Transactions with Related Persons

The Company’s Board recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a related person transaction policy, which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval and ratification of all related person transactions.

The Board has determined that the Audit Committee, which is comprised entirely of independent directors, is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any “transaction” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of the Board approve the transaction, or the transaction involves compensation approved by the Company’s Compensation Committee.

No material transactions occurred with related persons in 2010 or 2011.

Board Leadership Structure

We separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two positions. Mr. Rosenthal acts as the Chairman, oversees the Company broadly, leads the meetings of our Board, and provides guidance to the Company’s management. Mr. Schneider serves on the Board, but as our Chief Executive Officer is also charged with oversight of the day-to-day operations of the business. We believe that consistency between day-to-day operations of the Company and the overall management is reached through Mr. Schneider’s service as the Chief Executive Officer and a director, but the separation of the Chairman and Chief Executive Officer roles is important to achieve a balance of oversight that is favorable to the Company and our shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of copies of such forms furnished to us and written representations from executive officers, directors and 10% shareholders, we believe that all Section 16(a) filing requirements during 2011 were met.

MISCELLANEOUS

Shareholder Proposals

Proposals which shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2013 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received no later than 120 days and no earlier than 180 days prior to the anniversary of the mailing of the prior years’ proxy materials. Accordingly, proposals intended to be included in our Proxy Statement for our 2013 Annual Meeting must be received by us no later than November 25, 2012, and no earlier than September 26, 2012. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.

Annual Report on Form 10-K

We are mailing you our Annual Report on Form 10-K for the year ended December 31, 2011 with this proxy statement. Additional copies of our Annual Report on Form 10-K can be obtained at no charge by contacting the Secretary of the Company at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, Oregon 97230. You can find our SEC filings, including our 2011 Form 10-K, on our website at www.lacrossefootwearinc.com, or through the SEC’s website at www.sec.gov.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC.

/s/ DAVID P. CARLSON
David P. Carlson
Secretary

March 23, 2012

LaCrosse Footwear, Inc.

2012 Annual Meeting of Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph P. Schneider and David P. Carlson, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on February 24, 2012, at the annual meeting of shareholders to be held on April 27, 2012, and any adjournment or postponement thereof.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement are available at http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=Proxy.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

Proposal 1
Election of directors:	01 - John D. Whitcombe	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
Terms expiring at the 2015 Annual Meeting	02 - William H. Williams

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2
An Advisory Vote on Adoption of Resolution Approving Executive Compensation	☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 3
Ratify the appointment of McGladrey & Pullen, LLP as LaCrosse Footwear, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the proposals listed above and “ONE Year” on item 3.

Address Change? Mark box	Indicate changes below:

Date:	, 2012

Signature(s) in Box

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.